EXHIBIT INDEX




EXHIBIT NO.    TITLE OF DOCUMENT



  23. 1a. Consent of Kenny S&P Evaluation Services, a divi-sion of J.J. Kenny Co., Inc.

     1b.    Consent of Deloitte & Touche LLP

  27. 1. Financial Data Schedule of Dean Witter Select Mu-nicipal Trust, Long Term Portfolio Series 119